Exhibit 24(b)(11)(c)


INDEPENDENT AUDITORS' CONSENT



The Board of Directors Oppenheimer LifeSpan Growth Fund Oppenheimer LifeSpan Balanced Fund Oppenheimer LifeSpan Income Fund:


We consent to the use of our report dated November 21, 1997 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Denver, Colorado
February 17, 1998